UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2019

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 8.01 Other Events.

Tetraphase Pharmaceuticals, Inc. (the “Company”) is providing certain preliminary information related to its revenue, cash and cash equivalents and cash runway as an update to the information provided in the Company’s previous periodic filings. The Company has not yet completed its financial statements for the period ended September 30, 2019, but the Company currently estimates (i) that net sales of Xerava™ were between $1.0 million and $1.1 million for the three months ended September 30, 2019 and (ii) that its cash and cash equivalents as of September 30, 2019 were approximately $24.5 million. The Company believes that its cash and cash equivalents as of September 30, 2019 will be sufficient to fund its operations into the second quarter of 2020. The Company’s estimates of net sales of Xerava, its cash and cash equivalents as of September 30, 2019 and the sufficiency of its cash and cash equivalents as of September 30, 2019 to fund its operations into the second quarter of 2020 have been prepared by management in good faith based upon internal reporting and expectations. However, because the financial statements for the period ended September 30, 2019 have not yet been finalized, these estimates are preliminary, are subject to change and may be revised as a result of management’s further review of the Company’s financial results for the period ended September 30, 2019. As a result, there can be no assurance that the final results for this period will not differ materially from these estimates.

In connection with the announcement of the foregoing financial information, the Company also announced that, as of September 30, 2019, the reorder rate for Xerava continues to be greater than 50%, Xerava is available at over 900 accounts and approximately 300 formulary reviews are pending or planned to take place by the end of the fourth quarter of 2019.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the Company’s estimates of net sales of Xerava for the three months ended September 30, 2019; the Company’s estimated cash and cash equivalents as of September 30, 2019; the Company’s belief that its cash and cash equivalents as of September 30, 2019 will be sufficient to fund its operations into the second quarter of 2020; and the Company’s plans, strategies and prospects for its business. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the Company’s commercial product will continue to generate increased sales revenues; the availability of significant cash required to fund operations; competitive factors; general economic and market conditions and the risk factors set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and in any other subsequent filings made by the Company with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAPHASE PHARMACEUTICALS, INC.

	By:	/s/ Maria Stahl
Date: October 2, 2019		Maria Stahl
Chief Business Officer and General Counsel